EXHIBIT 99.1

Acquicor Technology Inc. Announces Filing of Definitive Proxy Materials

NEWPORT BEACH, CA - (January 29, 2007) - Acquicor Technology Inc. (AMEX: AQR), today announced that it has set February 15, 2007 as the date for the Special Meeting of Stockholders at which the acquisition of Jazz Semiconductor, Inc. will be voted upon. The meeting will be held at 1:00 PM at the offices of Latham & Watkins LLP in Costa Mesa, California. Acquicor also announced it has filed with the US Securities and Exchange Commission definitive proxy materials for the Special Meeting of Stockholders. As previously disclosed, the record date for determining Acquicor stockholders entitled to vote at the Special Meeting of Stockholders has been fixed as the close of business on January 16, 2007.

 About Acquicor

Acquicor (AMEX: AQR) is a company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. Acquicor raised gross proceeds of $172.5 million through its March 2006 initial public offering, and $164.3 million was placed in the trust account pending the completion of a business combination. On September 26, 2006, Acquicor and Jazz announced that they have entered into a merger agreement. The merger is expected to be completed in the first quarter of 2007 subject to a number of closing conditions. For more information, please visit http://www.acquicor.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the special meeting of Acquicor stockholders and the proposed merger with Jazz. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Acquicor’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Acquicor’s filings with the SEC. Acquicor’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. Acquicor assumes no obligation to update forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger with Jazz and the required stockholder approval, Acquicor has filed a definitive proxy statement on Schedule 14A with the SEC that will be mailed to its stockholders. INVESTORS AND SECURITY HOLDERS OF ACQUICOR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the definitive proxy statement, as well as other filed materials containing information about the company, at www.sec.gov, the SEC’s website. Investors may also access the definitive proxy statement and such other materials at www.acquicor.com, or obtain copies of such materials by request to the company’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

Acquicor and its officers and directors may be deemed to have participated in the solicitation of proxies from Acquicor’s stockholders in favor of the approval of the proposed merger with Jazz. Information concerning Acquicor’s directors and executive officers is set forth in Acquicor’s publicly filed documents. Stockholders may obtain more detailed information regarding the direct and indirect interests of Acquicor and its directors and executive officers in the proposed merger by reading the definitive proxy statement and other publicly filed documents of Acquicor.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in the company’s initial public offering, and Paul A. Pittman, a consultant to Acquicor and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from Acquicor’s stockholders in favor of the approval of the proposed merger with Jazz. Stockholders may obtain information concerning the direct and indirect interests of such parties in the proposed merger by reading the definitive proxy statement and other publicly filed documents of Acquicor regarding the proposed merger.

Contact:

Public & Investor Relations:
Market Street Partners
Kate Sidorovich / Jon Avidor, 415-445-3236 / 415-445-3234
kate@marketstreetpartners.com
jon@marketstreetpartners.com

or

For Acquicor:
Market Street Partners
Cheryl Reiss, 415-445-3237

cheryl@marketstreetpartners.com